RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          PACIFIC FINANCIAL CORPORATION

                               * * * * * * * * * *

                                    ARTICLE I
                                      NAME

         The name of the corporation is PACIFIC FINANCIAL CORPORATION.

                                   ARTICLE II
                                   MAIN OFFICE

         The head office and principal place of business of this corporation is located in the City of Aberdeen, County of Grays Harbor, State of Washington.

                                   ARTICLE III
                                 CAPITALIZATION

         3.1 The total number of shares of stock which the corporation is authorized to issue is Twenty-Five Million (25,000,000), all of which shares will be Common Stock with One Dollar ($1.00) par value per share, as permitted by RCW 23B 10.020(4) in connection with the stock split effected in the form of a share dividend pursuant hereto. Each share of Common Stock issued and outstanding immediately prior to the time this amendment becomes effective and each authorized but unissued share shall be changed into Five shares of Common Stock, One Dollar ($1.00) par value per share. At the time this amendment becomes effective, $1.00 shall be transferred from capital surplus to stated capital with respect to each additional share issued in the stock split.

         3.2 The Board of Directors of the corporation will determine the preferences, limitations and relative rights of any class of shares before issuance of any shares of that class and may designate one or more series within a class as well as the number of shares within that series, before the issuance of any shares within that series.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         4.1 The Board of Directors will consist of not fewer than five (5) or more than twenty (20) persons. The exact number within such minimum and maximum limits will be fixed and determined by resolution of the Board of Directors.

         4.2 The Board of Directors will be divided into three classes: Class 1, Class 2, and Class 3. Each such Class will consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director will serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that each initial director in Class 1 will

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hold office  until the annual  meeting of  shareholders  in 2000;  each  initial director in Class 2 will hold office until the annual meeting of shareholders in 2001; and each initial director in Class 3 will hold office until the annual meeting of shareholders in the year 2002.

         4.3 If the number of directors is increased or decreased, (i) each director then serving as such will nevertheless continue as a director of the Class in which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorships resulting from such increase or decrease will be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible.

         4.4 Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, must be made in writing and delivered or mailed to the Chairman of the corporation not less than fourteen
(14) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, if less than twenty-one
(21) days' notice of the meeting is given to shareholders, such nominations will be mailed or delivered not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification will contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the corporation that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of common stock of the corporation owned by the notifying shareholder. Any nomination not made in accordance with these provisions may, at the discretion of the Chairperson of the meeting, be disregarded.

                                   ARTICLE V
                               SHAREHOLDER RIGHTS

         5.1 Shareholders will not have a preemptive right to acquire unissued shares of capital stock of the corporation, whether now or hereafter authorized, or to acquire any obligations issued or sold which are convertible into stock of the corporation, other than such rights, if any, as the Board of Directors, in its discretion, may from time to time determine, and at such price as the Board of Directors may from time to time fix.

         5.2 Each share of the capital stock of this corporation will be entitled to one vote at all meetings of shareholders. Each shareholder entitled to vote at any election for directors will have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and no shareholder will be entitled to cumulate his votes.

         5.3 At any time, upon the request of any shareholder or shareholders holding in the aggregate more than 25 percent of the voting power of all shareholders, it will be the duty of the Secretary to call a special meeting of the shareholders.

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                                   ARTICLE VI
                              FAIR PRICE PROVISION

         6.1  For purposes of this Article:

              (a) An interested shareholder transaction means any transaction between a corporation, or any subsidiary thereof, and an interested shareholder of such corporation or an affiliated person to an interested shareholder, that must be authorized pursuant to applicable law by a vote of the shareholders.

              (b)  An interested shareholder:

                   (i) Includes any person or group of affiliated persons who beneficially own twenty percent or more of the outstanding voting shares of a corporation. An affiliated person is any person who either acts jointly or in concert with, or directly or indirectly controls, is controlled by, or is under common control with another person; and

                   (ii) Excludes  any person  who, in good faith and not for the purpose of circumventing this Article, is an agent, custodial bank, broker, nominee, or trustee for another person, if such other person is not an interested shareholder under Section 6.1(b)(1) of this Article.

         6.2 Except as provided in Section 6.1 of this Article, an interested shareholder transaction must be approved by the affirmative vote of the holders of two-thirds of the shares entitled to be counted under this Section 6.2, or if any class of shares is entitled to vote thereon as a class, then by the affirmative vote of two-thirds of the shares of each class entitled to be counted under this Section 6.2 and of the total shares entitled to be counted under this Section 6.2. All outstanding shares entitled to vote under applicable law or the Articles of Incorporation will be entitled to be counted under this
Section 6.2, except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have approved a transaction for purposes of this Section 6.2. The vote of the shares owned by or voted under the control of an interested shareholder, however, will be counted in determining whether a transaction is approved under other provisions of applicable law and for purposes of determining a quorum.

         6.3  This Article will not apply to a transaction:

              (a) Approved by a majority vote of the board of directors. For such purpose, the vote of directors whose votes are otherwise entitled to be counted under the Articles of Incorporation and applicable law who are directors or officers of, or have a material financial interest in, an interested shareholder, or who were nominated for election as a director as a result of an arrangement with an interested shareholder and first elected as a director within twenty-four months of the proposed transaction, will not be counted in determining whether the transaction is approved by such directors; or

              (b) In which a majority of directors whose votes are entitled to be counted under Section 6.3(a) determines that the fair market value of the consideration to be

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         received by noninterested shareholders for shares of any class of which shares are owned by any interested shareholder is not less than the highest fair market value of the consideration paid by any interested shareholder in acquiring shares of the same class within twenty-four months of the proposed transaction.

         6.4 This Article may be amended or repealed only by the affirmative vote of the holders of two-thirds of the shares entitled to be counted under this Section 6.4. All outstanding shares entitled to vote under applicable law or the Articles of Incorporation will be entitled to be counted under this
Section 6.4, except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have voted to approve the amendment or repeal. The vote of the shares owned by or voted under the control of an interested shareholder, however, will be counted in determining whether the amendment or repeal is approved under other provisions of applicable law and for purposes of determining a quorum.

         6.5 The requirements imposed by this Article are to be in addition to, and not in lieu of, requirements imposed on any transaction by any provision of applicable law, or any other provision of the Articles of Incorporation, or the Bylaws or otherwise.

                                  ARTICLE VII
                      CONSIDERATION OF NON-MONETARY FACTORS

         The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, will, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

                                  ARTICLE VIII
                     DIRECTOR LIABILITY AND INDEMNIFICATION

         8.1  DEFINITIONS. As used in this Article:

              (a) The term "Egregious Conduct" by a person will mean acts or omissions that involve intentional misconduct or a knowing violation of law, conduct violating Section 23B.08.310 of the Revised Code of Washington, as amended, or participation in any transaction from which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled.

              (b)  The term  "Finally  Adjudged"  will mean stated in a judgment
         based  upon  clear  and   convincing   evidence   by  a  court   having
         jurisdiction, from which there is no further right to appeal.

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              (c)  The term "Director" will mean any person who is a director of
         the   corporation   and  any  person  who,  while  a  director  of  the
         corporation, is serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another
         foreign   or   domestic   corporation,   limited   liability   company,
         partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as a Director" will include conduct while a Director is acting in any of such capacities.

              (d) The term "Officer-Director" will mean any person who is simultaneously both an officer and director of the corporation and any person who, while simultaneously both an officer and director of the corporation, is serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as an Officer-Director" will include conduct while such a person is acting as an officer of the corporation or in any of such other capacities.

              (e) The term "Subsidiary Corporation" will mean any corporation or limited liability company at least eighty percent of the voting interests of which is held beneficially by this corporation.

              (f) The term "Subsidiary Outside Director" will mean any person who, while not principally employed by this corporation or any Subsidiary Corporation, is a director or manager of a Subsidiary Corporation and any such person who, while a director or manager of a Subsidiary Corporation, is serving at the request of such corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of such corporation or of any employer in which it has an ownership interest; and "conduct as a Subsidiary Outside Director" will include conduct while such a person is acting in any of such capacities.

         8.2 LIABILITY OF DIRECTORS. No director, Officer-Director, former Director or former Officer-Director will be personally liable to the corporation or its shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

         8.3 LIABILITY OF SUBSIDIARY OUTSIDE DIRECTORS. No Subsidiary Outside Director or former Subsidiary Outside Director will be personally liable in any action brought directly by this corporation as a shareholder of the Subsidiary Corporation or derivatively on behalf of the Subsidiary Corporation (or by any shareholder of this corporation double-derivatively on behalf of this corporation and the Subsidiary Corporation) for monetary damages for conduct as a Subsidiary Outside Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

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         8.4  MANDATORY  INDEMNIFICATION  OF DIRECTORS.  Subject to Sections 8.7
and 8.8 of this Article, the corporation will indemnify any person who is, or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of the corporation or its shareholders or by any other party, by reason of the fact that the person is or was a Director, Officer-Director, or Subsidiary Outside Director against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to the corporation or its shareholders or to a Subsidiary Corporation) and reasonable expenses, including attorney fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct Finally Adjudged to be Egregious Conduct.

         8.5 ADVANCING EXPENSES. Except as prohibited by Sections 8.7 and 8.8 of this Article, the reasonable expenses, including attorneys' fees, of a Director, Officer-Director, Subsidiary Outside Director, or person formerly serving in any such capacities, incurred in connection with an action, suit or proceeding in which the individual is entitled to indemnification under Section
8.4 will be paid or reimbursed by the corporation, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by the corporation of a written, unsecured promise by the person to repay such amount if it will be Finally Adjudged that the person is not eligible for indemnification. All expenses incurred by such person in connection with such action, suit or proceeding will be considered reasonable unless Finally Adjudged to be unreasonable.

         8.6 PROCEDURE. Except as required by Sections 8.7 and 8.8 of this Article, no action by the Board of Directors, the shareholders, independent counsel, or any other person or persons will be necessary or appropriate to the determination of the corporation's indemnification obligation under this Article in any specific case, to the determination of the reasonableness of any expenses incurred by a person entitled to indemnification under this Article, nor to the authorization of indemnification in any specific case.

         8.7 EXCEPTION FOR INTERNAL CLAIMS. Notwithstanding anything else in these Articles, the corporation will not be obligated to indemnify any person for any expenses, including attorneys' fees, incurred to assert any claim against the corporation (except a claim to enforce rights to indemnification) or any person related to or associated with it, including any person who would be entitled hereby to indemnification in connection with the claim.

         8.8  EXCEPTION FOR REGULATORY CLAIMS.

              (a) REGULATORY PROCEEDINGS GENERALLY. Notwithstanding anything else in these Articles, indemnification of any Director, Officer-Director or Subsidiary Outside Director, or any person formerly serving in any such capacities, and advancement of expenses in connection with either an administrative proceeding or a civil action instituted by a federal banking agency ("Regulatory Proceedings") will be governed by this Section.

              (b) BANKING REGULATIONS DEFINED. The term "Banking Regulations" will mean any state or federal laws or regulations applicable to the

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         corporation,  or any formal  policies  adopted by a  regulatory  agency having jurisdiction over the corporation.

              (c) INDEMNIFICATION IN REGULATORY PROCEEDINGS. The corporation will provide indemnification and advancement of expenses in connection with Regulatory Proceedings to the extent permitted, and in the manner prescribed by Banking Regulations. Insurance and other means to ensure payment of costs and expenses in Regulatory Proceedings may be obtained or provided to the extent permitted in and in the manner prescribed by Banking Regulations.

              (d)  FEDERAL  DEPOSIT   INSURANCE   CORPORATION.   Notwithstanding
         anything else in these Articles, the Articles are subject to the requirements and limitations set forth in state and federal laws, rules, regulations, and orders regarding indemnification and prepayment of legal expenses and liabilities, including Section 18(k) of the Federal Deposit Insurance Act, as amended, and Part 359 of the Federal Deposit Insurance Corporation's Rules and Regulations or any successor regulations. To the extent of any conflict between state and federal law regarding the interpretation and scope of the Articles, federal law will supersede and control.

         8.9 ENFORCEMENT OF RIGHTS. The corporation will indemnify any person granted indemnification rights under this Article against any reasonable expenses incurred by the person to enforce such rights.

         8.10 SET-OFF OF CLAIMS. Any person granted indemnification rights herein may directly assert such rights in set-off of any claim raised against the person by or in the right of the corporation and will be entitled to have the same tribunal which adjudicates the corporation's claim adjudicate the person's entitlement to indemnification by the corporation.

         8.11 CONTINUATION OF RIGHTS. The indemnification rights provided in this Article will continue as to a person who has ceased to be a Director, Officer-Director, or Subsidiary Outside Director and will inure to the benefit of the heirs, executors, and administrators of such person.

         8.12 EFFECT OF AMENDMENT OR REPEAL. Any amendment or repeal of this Article will not adversely affect any right or protection of a Director, Officer-Director, or Subsidiary Outside Director or person formerly serving in any of such capacities existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

         8.13 SEVERABILITY OF PROVISIONS. Each of the substantive provisions of this Article is separate and independent of the others, so that if any provision hereof will be held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions.

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                                   ARTICLE IX
                              REPURCHASE OF SHARES

         To the extent authorized by the Washington Director of Financial Institutions and the Federal Deposit Insurance Corporation, as applicable, the corporation may use its unreserved and unrestricted surplus to purchase its own shares which will be held as authorized but unissued shares.

                                   ARTICLE X
                               AMENDMENT TO BYLAWS

         The Board of Directors will have full power to adopt, alter, amend, or repeal the Bylaws or adopt new Bylaws; provided nothing herein will deny the concurrent power of the shareholders to adopt, alter, amend, or repeal the Bylaws so long as any Bylaw is not inconsistent with law or these Articles.

                                   ARTICLE XI
                              AMENDMENT TO ARTICLES

         This corporation reserves the right to amend all or change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by law. All rights of shareholders of this corporation are granted subject to this reservation.

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